UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

This amendment to the Current Report on Form 8-K of United America Indemnity, Ltd. dated February 16, 2005 is being furnished solely for purposes of correcting a typographical error in the press release furnished as part of Exhibit 99.1 to the original Form 8-K. In the previous press release, under the heading UAI’s Year Ended December 31, 2004, the third sentence of the fifth paragraph, due to a typographical error, incorrectly stated that "The ratio of reinsurance recoverables net of collateral to shareholders’ equity decreased from 2.2 at December 31, 2003 to 1.9 at December 31, 2004." As corrected, the sentence now reads "The ratio of reinsurance recoverables net of collateral to shareholders’ equity decreased from 2.7 at December 31, 2003 to 1.9 at December 31, 2004." Exhibit 99.1 to this 8-K/A amends and supersedes the press release provided in Exhibit 99.1 to the original Form 8-K. Except for this change, this Form 8-K/A does not update, amend or modify any other disclosure set forth in the Form 8-K.

The information in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description of Exhibit
99.1 Press release dated February 16, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

February 22, 2005	By:	/s/ Kevin L. Tate

Name: Kevin L. Tate
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 16, 2006